Exhibit 10.12

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
AMENDMENT NO. 12
to
DEVELOPMENT AND PURCHASE AND SALE AGREEMENT
FOR
CDMA HIGH DATA RATE (IxEV-DO) PRODUCTS
Amendment No. 12 by and between Ericsson AB and Airvana, Inc. (“Airvana”) (“Amendment No. 12”) to the Development and Purchase and Sale Agreement for CDMA High Data Rate (IxEV-DO) Products dated October 1, 2001, Agreement No. 011174 entered into between Nortel Networks Inc. (“NNI”) and Airvana, as amended (“Agreement”).
WHEREAS, NNI and various of its affiliates filed voluntary petitions for insolvency protection in various jurisdictions, including under the Companies’ Creditors Arrangement Act in Canada and Chapter 11 of the U.S. Bankruptcy code;
WHEREAS, in connection with these filings, on July 24, 2009, NNI and various of its affiliates executed an asset sale agreement (the “Asset Sale Agreement”) with Telefonaktiebolaget L M Erricson (publ), a corporation organized under the laws of Sweden for the sale of its CDMA and LTE Access business (the “Business”), and the transaction was approved by the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and the Ontario Superior Court of Justice on July 28, 2009, pursuant to an order entered by the Bankruptcy Court on that date;
WHEREAS, the closing of the sale of the Business pursuant to the Asset Sale Agreement (the “Closing”) occurred on or about November 13, 2009;.
WHEREAS, the Agreement was assigned by NNI to Ericsson AB and its affiliates (“Ericsson”) on the Closing; and
WHEREAS, Ericsson AB and AIRVANA now wish to amend the Agreement to add certain Software Products.
NOW, THEREFORE, in consideration of the premises and the promises set forth herein, Ericsson AB and AIRVANA agree as follows, effective as of November 16, 2009 (“Effective Date”) unless otherwise set forth below:
1.	The table in Appendix A(6) is hereby updated to add the following Software Products

Software Name	Airvana Order Number	Ericsson Price for Software	Notes
[**]		[**]	[**]
[**]		[**]	[**]
[**]		[**]	[**]
[**]		[**]	[**]

2.	[**] is declared upon the final execution of this Amendment No. 12.

3.	For clarity, [**] pricing set forth in Amendment 11 Appendix A(6) is hereby deleted.

4.	For Applicable Products, Ericsson shall issue Software licenses (sub-licenses) only after requesting associated license from Airvana’s licensing server. In the event that Ericsson is unable to obtain licenses from Airvana’s licensing server for any reason, Ericsson may issue Software licenses (sub-licenses) without obtaining an associated license from Airvana. In such case, Ericsson shall notify Airvana in writing with the details of all licenses (sub-licenses) issued within; (i) [**] business days of issuance of any such license (sub-license) or (ii) monthly as part of the royalty reporting process should Airvana’s licensing server repeatedly fail to respond. Applicable Products shall mean [**].

5.	For customer lab deployments after the Effective Date of this Amendment, including all features and upgrades, for up to [**] (of each product type), [**] (of each product type) and [**] pairs (of each product type) on a royalty-free basis per operator customer site for lab use. Beyond this limited exception, license fees are required for all operator lab deployments at the then current fees or as otherwise agreed to in writing. For greater certainty there will be no fee associated with any temporary use by customers including but not limited to (i) customer verification, (ii) customer trials, and (iii) evaluating and testing the product. For greater certainty, there are no fees associated with existing operator labs regardless of the quantity of product deployed.

6.	With respect to Software licensed to Ericsson separately which is not embedded in the Products upon delivery and for which a separate royalty payment is set forth in Appendix A, as of the Effective Date, Ericsson may not re-license Software previously sub-licensed by Ericsson to customers and used in commercial service without Airvana’s written agreement. For greater certainty Airvana agrees to the following permitted re-uses: (i) customer re-use/re-assignment as permitted by Ericsson as part of a acquisition, re-organization or similar event, (ii) re-use/ re-assignment following a return of the Product to Ericsson as result of cancellation, transaction error, non-payment by customer or similar event, or (iii) temporary use by a customer where Ericsson permits such Software use at no charge (eg. disaster recovery, network re-organization, capacity relief for performance issues.

7.	The Parties acknowledge that this Amendment No. 12 does not include software for [**] currently under development by Airvana.

8.	The Parties will work in good faith to mutually agree on pricing for the [**] prior to the Channel Ready (ChR) date for the product.

9.	In all other respects the Agreement, as amended, remains unchanged.
IN WITNESS WHEREOF, the parties have caused this Amendment No. 12 to be signed by their duly authorized representatives as of the Effective Date, although actually signed by the parties on the dates set forth below their respective signatures.

AIRVANA, INC.			ERICSSON AB

By:	/s/ Jeffrey Glidden		By:	/s/ Martin Johansson

	(Signature)			(Signature)
	Name:	Jeffrey Glidden		Name:	Martin Johannson
		(Print)			(Print)
	Title:	Vice President & CFO		Title:	Vice President, Sourcing
Date:	November 16, 2009		Date:	2009-11-23

ERICSSON AB

By:	/s/ Mark Widenfon

(Signature)
	Name:	Mark Widenfon
(Print)
	Title:	Director Sourcing
Date:	2009-11-23